Exhibit 99.1
Contacts:

URS Corporation
H. Thomas Hicks
Vice President
& Chief Financial Officer
(415) 774-2700
Sard Verbinnen & Co
Hugh Burns/Jamie Tully
(212) 687-8080
URS ANNOUNCES PRELIMINARY
THIRD QUARTER RESULTS

Revenues Increase 20% and EPS Up 26% Over 3Q 2006

Company To Report Third Quarter
Earnings On November 7

SAN FRANCISCO, CA - October 25, 2007 - URS Corporation (NYSE: URS) today announced preliminary unaudited financial results for its third quarter ended September 28, 2007. The preliminary unaudited financial results are estimates and are subject to further review and analysis by the Company's management as part of the normal quarterly closing process currently under way.

The preliminary results are being disclosed to provide stockholders of URS and Washington Group International (NYSE: WNG) with additional financial information regarding URS prior to upcoming stockholder meetings. Washington Group stockholders are scheduled to meet on October 30, 2007 to vote upon the proposed acquisition of Washington Group by URS. A Special Meeting of URS Stockholders also is scheduled to be held on October 30, 2007 to vote on the issuance of shares in conjunction with the transaction.

URS expects third quarter 2007 revenues to be $1,302.5 million, an increase of 20% compared with revenues of $1,085.6 million for the third quarter of 2006. Net income for the third quarter of 2007 is expected to be $38.7 million, an increase of 29% from net income of $29.9 million for the comparable period in 2006. Earnings per share for the third quarter of 2007 is expected to be $0.73, an increase of 26% from EPS of $0.58 for the third quarter of 2006. URS expects that backlog on September 28, 2007 will be approximately $5.80 billion, an increase of 25% compared to $4.64 billion of backlog on December 29, 2006.

In conjunction with the announcement of preliminary third quarter results, the Company issued the following statement: "A key component of the transaction value for Washington Group stockholders is the URS shares they will receive if the acquisition is approved. The Company believes it is important that Washington Group stockholders have this additional financial information before their vote scheduled for October 30, 2007. URS continues to perform very well, and our results for the quarter reflect good growth across each of our four key market sectors, the federal sector, the state and local government sector, the private sector and international."

"URS believes that the combination with Washington Group offers a compelling value for Washington Group stockholders, including the potential upside of owning almost one-third of the combined company, which we expect will be better positioned to capture opportunities in high-growth markets."

URS will release its full financial results for the third quarter on November 7, 2007, after the market close, and will update its guidance for fiscal 2007 at that time. The Company will host a conference call to discuss its third quarter results on November 8, 2007 at 11:00 a.m. EST. A live webcast and replay of the conference call will be available on the investor relations portion of the Company's website www.urscorp.com.

About URS

URS Corporation offers a comprehensive range of professional planning and design, systems engineering and technical assistance, program and construction management, and operations and maintenance services for transportation, facilities, environmental, water/wastewater, industrial infrastructure and process, homeland security, installations and logistics, and defense systems. Headquartered in San Francisco, the Company operates in more than 20 countries with approximately 30,400 employees providing engineering and technical services to federal, state and local governmental agencies as well as private clients in the chemical, pharmaceutical, oil and gas, power, manufacturing, mining and forest products industries (www.urscorp.com).

Forward-Looking Statements

Statements contained in this press release that are not historical facts may constitute forward-looking statements, including statements relating to future revenues, future earnings, future backlog, our anticipated acquisition of Washington Group and future economic and industry conditions. The Company believes that its expectations are reasonable and are based on reasonable assumptions. However, such forward-looking statements by their nature involve risks and uncertainties. We caution that a variety of factors could cause the Company's business and financial results to differ materially from those expressed or implied in the Company's forward-looking statements. These factors include, but are not limited to: possible adjustments to the estimated third quarter results resulting from the normal quarterly closing process, an economic downturn; changes in the Company's book of business; the Company's compliance with government contract procurement regulations; the Company's ability to procure government contracts; the Company's reliance on government appropriations; the ability of the government to unilaterally terminate the Company's contracts; the Company's ability to make accurate estimates and control costs; the Company's and our partners' ability to bid on, win, perform and renew contracts and projects; environmental issues and liabilities; liabilities for pending and future litigation; the impact of changes in laws and regulations; the Company's ability to maintain adequate insurance coverage; a decline in defense spending; industry competition; the Company's ability to attract and retain key individuals; employee, agent or partner misconduct; risks associated with changes in equity-based compensation requirements; the Company's leveraged position and ability to service the Company's debt; the Company's future indebtedness upon the completion or termination of the Company's proposed merger with Washington Group International; risks associated with international operations; business activities in high security risk countries; project management and accounting software risks; terrorist and natural disaster risks; the Company's relationships with our labor unions; the Company's ability to protect our intellectual property rights; anti-takeover risks and other factors discussed more fully in the Company's Form 10-Q for the quarter ended June 29, 2007, and in the Company's definitive joint proxy statement/prospectus filed on October 1, 2007 with the SEC as well as in other reports filed from time to time with the Securities and Exchange Commission. These forward-looking statements represent only the Company's current intentions, beliefs or expectations, and any forward-looking statement speaks only as of the date on which it was made. The Company assumes no obligation to revise or update any forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed transaction, URS and Washington Group filed a definitive joint proxy statement/prospectus with the Securities and Exchange Commission on October 1, 2007. Investors and security holders are urged to read the definitive joint proxy/prospectus because it contains important information about the proposed transaction. Investors and security holders may obtain free copies of this document and other documents filed with the SEC at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by URS by contacting URS Investor Relations at 877-877-8970. Investors and security holders may obtain free copies of the documents filed with the SEC by Washington Group by contacting Washington Group Investor Relations at 866-964-4636. In addition, you may also find information about the merger transaction at www.urs-wng.com.

URS, Washington Group and their directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of URS and Washington Group in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction is included in the definitive joint proxy statement/prospectus of URS and Washington Group described above. Additional information regarding the directors and executive officers of URS is also included in URS' proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the SEC on April 18, 2007. Additional information regarding the directors and executive officers of Washington Group is also included in Washington Group's proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the SEC on April 17, 2007, as amended. These documents are available free of charge at the SEC's web site at www.sec.gov and from Investor Relations at URS and Washington Group as described above.

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